EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of January 1, 2002 (the "Effective Date") between REGENERX BIOPHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and DR. ALLAN L. GOLDSTEIN (the "Executive").

                                    RECITALS

WHEREAS, the Executive possesses substantial knowledge and experience with respect to the Company's business; and

WHEREAS, the Company desires to employ the Executive to have the benefits of his expertise and knowledge. The Executive, in turn, desires employment with the Company. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Executive's employment with the Company.

In consideration of the mutual covenants and representations contained in this Agreement, the Company and the Executive agree as follows:

1. EMPLOYMENT OF EXECUTIVE; POSITION. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company as the Chairman and Chief Scientific Advisor subject to the terms and conditions of this Agreement. The Executive shall devote such time to the affairs of the Company as is necessary to perform his duties under this Agreement. The Company recognizes and agrees that, so long as the Executive shall be reasonably available to perform his duties hereunder, he may engage in other businesses and may render services to other persons. In particular, the Company agrees that the Executive may continue to be employed by the George Washington Universality in Washington, DC (the "University"), and it is understood that the Executive's activities on behalf of the Company will not conflict with faculty guidelines with the University. In addition, the Executive may engage in any activities in the scientific community that maintain or advance his professional status, such as serving as an officer in scientific societies, lecturing at academic institutions, authoring papers and books, and engaging in research collaborations with other professionals so long as such activities do not conflict with his responsibilities to the Company.

2. TERM OF EMPLOYMENT AND RENEWAL. The term of Executive's employment under this Agreement will commence on the Effective Date. Subject to the provisions of
Section 13 of this Agreement, the term of Executive's employment hereunder shall be for an initial term of three (3) years from the Effective Date (the "Initial Term"). The Initial Term of this Agreement shall be automatically extended for successive one (1) year periods (each a "Renewal Period") unless the Company or the Executive gives written notice to the other at least thirty (30) days prior to the expiration of the Initial Term, or a Renewal Period, of such party's election not to extend this Agreement. References herein to the "Term" shall mean the Initial Term as it may be so extended by one or more Renewal Periods. The last day of the Term is the "Expiration Date."

3. DUTIES. During the Employment Period, the Executive shall serve as the Chairman of the Company's Board of Directors and shall perform such duties and responsibilities as are customarily associated with his position and such other duties not inconsistent with his title and


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position and as may be assigned to him by the Company. Executive shall act in conformity with the written and oral policies of the Company and within the limits, budgets, business plans and instructions as set by its Board of Directors (the "Board"). Executive shall be subject to the authority of the Board and the Company's duly appointed officers.

4. PLACE OF EMPLOYMENT. Executive acknowledges that the Company's offices and headquarters are currently located in the County of Montgomery, State of Maryland and that shall be the initial site of Executive's employment.

5. OTHER EMPLOYMENT POLICIES. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

6. COMPENSATION.

   6.1 BASE SALARY. Executive shall receive an annual base salary of One Hundred and Ten Thousand U.S. Dollars (US$110,000) (the "base salary"), subject to standard federal and state payroll withholding requirements. The base salary shall be payable in equal periodic installments which are not less than on a monthly basis. The base salary shall not be adjusted downward without the written consent of the Executive, except in a circumstance which is part of a general reduction or other concessionary arrangement affecting all employees or affecting senior executive officers.

   6.2 Bonus. The Executive shall be eligible to receive an annual bonus in such amount as shall be determined in the sole discretion of the Board of Directors of the Company.

7. STOCK.

   7.1 Stock Options. As of the Effective Date, the Company shall grant the Executive, pursuant to the Company's 2000 Stock Option and Incentive Plan (the "Plan"), an option to purchase 300,000 shares of the Company's common stock at a purchase price equal to the fair market value as determined in accordance with the Plan and which shall have the terms and conditions set forth in the Plan and the Company's standard notice of grant which shall be provided to the Executive upon the date of the stock option grant provided for herein, vesting as long as the Executive is employed by the Company as to 34% of the option shares on the first anniversary of the grant, and in twenty-four (24) equal monthly installments thereafter.

   7.2 ACCELERATION CLAUSE FOR STOCK VESTING. In the event of (a) Executive's termination without Cause as that term is defined in section 13.2 of this Agreement; or (b) a Change In Control event as is set forth under Section 12.1 of this Agreement, the Executive's Stock shall be immediately vested and released from the Company's repurchase option.

8. BENEFITS. Executive shall be entitled to (i) participate in and receive all standard employee benefits under applicable Company welfare benefits plans and programs (if and when such benefits are established by the Company) to the same extent as other senior executives of

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the Company; (ii) participate in all applicable incentive plans, including stock option, stock, bonus, savings and retirement plans provided by the Company (if and when such plans are established by the Company), which are offered to senior executive officers in the company; (iii) receive such perquisites as the Company may establish from time to time which are commiserate with Executive's position and comparable to those received by other senior executives of the Company; (iv) paid vacation of at least four (4) weeks per annum; and (v) holidays, leaves of absence and leaves for illness and temporary disability in accordance with the policies of the Company and federal, state and local law.

9.  OUTSIDE ACTIVITIES.

    9.1 OTHER EMPLOYMENT/ENTERPRISE. Except with the prior written consent of the Board, Executive will not, while employed by the Company undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor or as permitted by Section 1 of this Agreement, so long as such activities do not materially interfere or conflict with the performance of his duties hereunder.

    9.2 CONFLICTING INTERESTS. Except as permitted by Section 1, while employed by the Company, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

10. PROPRIETARY INFORMATION, NONSOLICITATION, NONCOMPETITION AND INVENTIONS ASSIGNMENT OBLIGATIONS. As a condition of employment, Executive agrees to execute and abide by the Proprietary Information, Nonsolicitation, Noncompetition and Inventions Assignment Agreement attached as Exhibit A to this Agreement.

11. FORMER EMPLOYMENT

    11.1 NO CONFLICT WITH EXISTING OBLIGATIONS. Executive represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of any kind made prior to his employment by the Company, including agreements or obligations he may have with prior employers or entities for which he has provided services or continues to provide services. Executive has not entered into, and agrees he will not enter into, any agreement or obligation either written or oral in conflict herewith.

    11.2 NO DISCLOSURE OF CONFIDENTIAL INFORMATION. If, in spite of the second sentence of Section 11.1, Executive should find that confidential information belonging to any former employer might be usable in connection with the Company's business, Executive will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of Executive's former employers (except in accordance with agreements between the Company and any such former employer); but during Executive's employment by the Company he will use in the performance of his duties all information which is generally known and used by persons with training and experience comparable to his own and all information which is common knowledge in the industry or otherwise legally in the public domain.

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12. CHANGE OF CONTROL.

    12.1 DEFINITION. "Change of Control" shall be deemed to occur upon any of the following events:

        (A) the dissolution or liquidation of the Company;

        (B) the sale of all or substantially all of the assets of the Company to an unrelated person or entity;

        (C) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction;

        (D) the sale of all of the Stock of the Company to an unrelated person or entity; or

        (E) if any "individual, firm, corporation, or other entity, or any group (as defined in ss. 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (1) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or (2) the Executive becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company, or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors, or

        (F) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction, in each case, regardless of the form thereof.

         12.2 SEVERANCE. In the event the Executive's employment is terminated without Cause, as defined in Section 13.1 of this Agreement, or the employee terminates this Agreement for any reason within 12 months after a change of control event, as defined in Section 12.1, the Company shall pay Executive not later than thirty (30) days following the date of termination, a lump sum payment in an amount equal to the Executive's then annual base salary less all federal and state withholdings, as severance pay ("Severance"). To receive such payment, the Executive will be required to execute a general release of liability with the Company substantially in the form attached hereto as Exhibit B (and as may be amended or modified prior to execution by the Company to comply with changing laws or legal norms) on or before the effective date of termination (the "General Release").

13. TERMINATION. The parties acknowledge that Executive's employment with the Company is at-will. The provisions of Sections 13.1 through 13.5 govern the amount of compensation, if any, to be provided to Executive upon termination of employment and do not alter this at-will status.


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   13.1 TERMINATION BY THE COMPANY WITHOUT CAUSE.

        (A) The Company shall have the right to terminate Executive's employment with the Company at any time without Cause (as that term is defined in section 14.2) by giving notice as described in Section 13.6 of this Agreement.

        (B) In the event Executive's employment is terminated without Cause, the Company shall pay Executive Severance, provided, that, the Executive shall not receive Severance unless and until the General Release becomes effective.

   13.2 TERMINATION BY COMPANY FOR CAUSE.

        (A) The Company, by action of its Board, may terminate the Executive's employment under this Agreement for Cause at any time by giving notice as described in Section 13.6 of this Agreement.

        (B) "Cause" for termination means: (i) refusal, failure or neglect to perform the material duties of his employment under this Agreement (other than by reason of the Executive's physical or mental illness or impairment); (ii) committing willful dishonesty, fraud, embezzlement or misconduct with respect to the business or affairs of the Company; (iii) indictment or conviction of a felony or of any crime involving dishonesty or moral turpitude; or (iv) Executive's refusal to abide by or comply with the directives of the Board.

        (C) In the event Executive's employment is terminated at any time with cause, he will not receive Severance or any further compensation.

   13.3 VOLUNTARY TERMINATION BY EXECUTIVE.

        (A) Executive may voluntarily terminate his employment with the Company at any time by giving notice as described in Section 13.6.

        (B) In the event Executive voluntarily terminates his employment, he will not receive Severance or any further compensation.

   13.4 TERMINATION FOR INABILITY TO REGULARLY PERFORM DUTIES.

        (A) Company may terminate Executive in the event of Executive's death, or any illness, disability or other incapacity in such a manner that Executive is rendered unable regularly to perform his duties hereunder for more than either one hundred twenty (120) consecutive days or more than a total of one hundred eighty (180) days in any consecutive twelve (12) month period, unless otherwise prohibited by any applicable federal, state, or local law or ordinance.

        (B) The determination regarding whether Executive is unable regularly to perform his duties under (a) above shall be made by a doctor mutually acceptable to the Executive and the Company. Executive's inability to be physically present on the Company's premises shall not constitute a presumption that Executive is unable to perform such duties.


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        (C) In the event Executive's employment is terminated due to his inability to regularly perform his duties under (a) above, then, the Company pay Executive Severance, provided, that the General Release becomes effective.

   13.5 RESIGNATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may resign his employment for "GOOD REASON" by giving notice as described in Section 13.6 of this Agreement.

        (A) "GOOD REASON" is defined as (i) a material change in Executive's function, duties, or responsibilities with the Company, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof, unless consented to by the Executive, (ii) a relocation of Executive's principal place of employment by more than 60 miles from its location at the effective date of this Agreement, unless consented to by the Executive, (iii) a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, unless consented to by the Executive, or (iv) any material failure by the Company to pay or provide the compensation and benefits under this Agreement except any such circumstance which is part of a general reduction or other concessionary arrangement affecting all employees or affecting senior executive officers. In each such event listed in (i) through
(iv) above, the Executive shall give the Company notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances cured by the Company within thirty (30) days after such notice.

        (B) In the event of Executive's resignation with Good Reason, the Company shall pay Executive Severance, provided that the General Release becomes effective.

        (C) If the Executive terminates employment for any reason other than those listed in Section 13.5(a), the termination will not be for Good Reason and the Executive will not be entitled to Severance or any further compensation.

   13.6 NOTICE; EFFECTIVE DATE OF TERMINATION. Termination of Executive's employment pursuant to this Agreement shall be effective on the earliest of:

        (A) thirty (30) days after Executive, for any reason, gives written notice to the Company of his termination;

        (B) thirty (30) days after the Company, for any reason, gives written notice to Executive of his termination;

        (C) Executive will receive compensation through the 30-day notice period in the event of termination for any reason. However, the Company reserves the right to require that the Executive not perform any services or report to work during the 30-day notice period.

14. NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by hand, telecopier, or telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

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15. VALIDITY; COMPLETE AGREEMENT. This Agreement and its Exhibit constitute the entire agreement between Executive and the Company. This Agreement is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter and supercedes any prior oral discussions or written communications and agreements. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by an authorized officer of the Company.

16. WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

17. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

18. AMENDMENT. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

19. CHOICE OF LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the law of the State of Maryland regardless of the choice of law provisions of the State of Maryland or any other jurisdiction. The Parties consent to the exclusive jurisdiction of the federal and state courts in Maryland.

20. ARBITRATION OF DISPUTES. Any controversy or claim arising out of this Agreement or any aspect of the Executive's relationship with the Company including the cessation thereof shall be resolved by arbitration in accordance with the then existing Employment Dispute Resolution Rules of the American Arbitration Association, in Montgomery County, Maryland, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall split equally the costs of arbitration, except that each party shall pay its own attorneys' fees. The parties agree that the award of the arbitrator shall be final and binding.

21. INDEMNIFICATION. During the term of this Agreement, the Executive shall be entitled to coverage under any liability insurance procured by Company to the same extent as other senior executives at the Company.

22. COUNTERPART. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement.

23. DELAY; PARTIAL EXERCISE. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


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

24. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

25. ADVICE OF COUNSEL. The Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement. The Company shall pay the legal fees and costs incurred by the Executive in connection with the negotiation and preparation of this Agreement, upon the presentation of invoices in appropriate form.

26. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.



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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                       "EXECUTIVE"
                                       Dr. Allan L. Goldstein


                                       /s/ Allan L. Goldstein
                                       -----------------------------------------
                                       By: Dr. Allan L. Goldstein



                                       "THE COMPANY"
                                       RegeneRx Biopharmaceuticals, Inc.

                                       /s/ J.J. Finkelstein
                                       -----------------------------------------
                                       By:
                                       Title: President & CEO



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




                                    EXHIBIT B
                    NON-COMPETITION, PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

        As a condition of my employment, and in consideration of the compensation now and hereafter paid to me, by RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), I, Dr. Allan L. Goldstein, agree to the following:

1.     MAINTAINING CONFIDENTIAL INFORMATION

       (A) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, this shall include information relating to products, processes, know-how, designs, formulae, methods, samples, developmental or experimental work, improvements, discoveries, plans for research and new products, plans for marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

       (B) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless previously and specifically consented to in writing by the particular employer or company.

       (C) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company's agreement with the third party, disclose it to any person, firm or corporation or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company.

2.     ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS

       (A) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE COMPANY. I agree that
I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company all my right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets (i) which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Company, or (ii) which I previously or jointly conceived or reduced to practice as a result of any work performed by me in any prior relationship with the Company, or which I previously developed at any time after I first entered into such relationship with the Company, using the Company's equipment, supplies, facilities, trade secrets or inventions.

Notwithstanding the foregoing, the Company recognizes and agrees that as of the date of this Agreement, I have certain right, title or interest in and to certain discoveries, inventions, improvements, patents (and applications therefore), copyrights, ideas, know-how, laboratory notebooks, creations or properties. The Company agrees that any right, title or interest in any discoveries, inventions, improvements, patents (and applications therefore), copyrights, ideas, know-how, laboratory notebooks, creations or properties to which I am entitled as of the date of this Agreement shall remain my exclusive property and the Company shall have no interest therein. The Company also recognizes that I am subject to certain agreements, specifically agreements with Hoffmann-La Roche, Inc., The George Washington University and the University of Texas, under which Hoffmann-La Roche, Inc., The George Washington University and the University of Texas may have certain right, title, and interest in and to discoveries, inventions, improvements, patents (and applications therefore), copyrights, ideas, know-how, laboratory notebooks, creations or properties discovered or developed by me. However, to the extent that I, during the term of employment with the Company, acquire any right, title or interest in and to any discoveries, inventions, improvements, patents (and applications therefore), copyrights, ideas, know-how, laboratory notebooks, creations or properties arising from or, in any way related to, my services for the Company, those proprietary rights shall become and remain the exclusive property of the Company, and I shall have no interests therein.

          (B) OBTAINING LETTERS PATENT, COPYRIGHT REGISTRATIONS AND OTHER PROTECTIONS.

              (I) I will assist the Company in every proper way to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver (A) such documents and perform such other acts (including appearing as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof and (B) assignments of such proprietary rights to the Company or its designee.

              (II) My obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

              (III) In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. Such appointment is coupled with an interest. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

          (C) OBLIGATION TO KEEP THE COMPANY INFORMED. In addition to my obligations under paragraph 2(b) above, during the period of my employment and for one year after termination of my employment for any reason, I will promptly disclose to the Company fully and in writing all patent applications filed by me or on my behalf that relates to any known proprietary rights generally used by the Company as of such date.

3.     NO CONFLICTS OR SOLICITATION

I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. For the period of my employment by the Company and for one year after the date of termination of my employment by the Company I will not (a) induce any employee of the Company to leave the employ of the Company or (b) solicit the business (as it relates to the business in which the Company is now involved or becomes involved) of any client or customer of the Company (other than on behalf of the Company). If any restriction set forth in this section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

4.     COVENANT NOT TO COMPETE

       (A) Without the prior written consent of the Company, for the period of my employment by the Company and for one year following my termination, I will not directly or indirectly engage in (whether as an employee, consultant, proprietor, sales representative, partner, director or otherwise), or have any ownership interest in, or participation the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory" (as defined below). It is agreed that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision or require prior written consent of the Company.

       (B)  As used herein, the terms:

            (I) "RESTRICTED BUSINESS" shall mean any business selling any products or services in competition with the business of the Company and its affiliates, as of the date hereof and/or as of the date of my termination of employment.

             (II) "RESTRICTED TERRITORY" shall mean Montgomery County, Maryland.

       (C) If any restriction set forth in this section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

5.        NO CONFLICTING OBLIGATIONS

I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of mine relating to any time prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment.

6.        RETURN OF COMPANY DOCUMENTS

When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns whether kept at the Company, home or elsewhere. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with notice.

7.       NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of the Company, I hereby consent to the Company's notification of my new employer of my rights and obligations under this Agreement.

8.       LEGAL AND EQUITABLE REMEDIES

Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement. In the event any litigation or other proceedings brought by any party to enforce its rights hereunder, the prevailing party shall be entitled to recover and shall be awarded its reasonable attorneys fees.

9.       GENERAL PROVISIONS

         (A) NOT AN EMPLOYMENT CONTRACT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         (B) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of Maryland, excluding conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Montgomery County, Maryland for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

         (C) ENTIRE AGREEMENT. This Agreement, and Exhibit A attached hereto and hereby incorporated herein, sets forth the final, complete and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing with a specific reference to this Agreement and signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         (D) SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

         (E) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

         (F) SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         (G) WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         (H) NOTICE. All notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery or, if sent by certified or registered mail, postage prepaid, five days after the date of mailing.

                      [SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

         This Agreement shall be effective as of the first day of my employment with the Company, namely: January 1, 2002.

         I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MADE IN MY PRIOR RELATIONSHIPS WITH THE COMPANY OR DURING MY EMPLOYMENT, RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT, AND RESTRICTS MY RIGHTS TO COMPETE WITH THE COMPANY.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Date:  January 1, 2002                           /s/ Allan L. Goldstein
                                       -----------------------------------------
                                                 Dr. Allan L. Goldstein




ACCEPTED AND AGREED TO:

REGENERX BIOPHARMEUCETICALS, INC.

By:  /s/ J.J. Finkelstein
     ---------------------------------------
     J.J. Finkelstein
     Chief Executive Officer